UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

NEXGEN PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 333-137460

Nevada	26-2410685
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV  89102
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (866) 446-1869

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 19, 2009, Mr. Edmund Leung resigned as a director of our Company.  On June 23, 2009, the Board of Directors accepted Mr. Leung’s resignation and appointed Mr. R. Shane Starnes as a director of our Company.

Mr. R. Shane Starnes is 49 years old and has over twenty-five years of professional experience in both corporate and small business environments.  From 2007 to present, Mr. Starnes has been an independent consultant where he has assisted with business development and corporate financings for public and private companies alike.  Form 2003 to 2007, Mr. Starnes was the VP of Corporate Finance for International Metals Group which provided various services, including investor/media relations and corporate finance services, to Pacific Northwest Capital Corp. (TSX: PFN), CanAlaska Ventures Ltd. (TSX: CVV), International Freegold Minerals Ltd. (TSX: ITF) and El Nino Ventures Ltd. (TSX-V: ELN).  Form 1998 to present, Mr. Starnes has been the President of Pacifica Resorts & Developments Ltd. whereby he secured riverfront property in Squamish, British Columbia and designed a 1700 unit multi use housing development which included townhomes, houses, hotels, indoor water park and tourist venues.  From 1994 to 1998, Mr. Starnes was the President of Capilano Aggregates Ltd. which developed a blast rock dumpsite and rock crushing business in North Vancouver, British Columbia.  Mr. Starnes graduated from Carson Graham Secondary School in 1977 and completed a one year marketing program at Langara College in Vancouver, British Columbia in 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXGEN PETROLEUM CORP.

Date: June 26, 2009	By:	/s/ Hsien Loong Wong
	Name:	Hsien Loong Wong
	Title:	President and Director